      As filed with the Securities and Exchange Commission on May 24, 2002

                                                           REGISTRATION NO. 333-

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            LAMAR ADVERTISING COMPANY
             (Exact Name of Registrant as Specified in its Charter)


                        DELAWARE                                                  72-1449411
     (State or Other Jurisdiction of Incorporation)                  (I.R.S. Employer Identification No.)

               5551 CORPORATE BLVD., BATON ROUGE, LOUISIANA 70808
                    (Address of Principal Executive Offices)

                           1996 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                              KEVIN P. REILLY, JR.
                 Chairman, President and Chief Executive Officer
                            Lamar Advertising Company
                            5551 Corporate Boulevard
                          Baton Rouge, Louisiana 70808
                                 (225) 926-1000
            (Name, Address and Telephone Number of Agent for Service)


                                 with copies to:

                              STANLEY KELLER, ESQ.
                               Palmer & Dodge LLP
                              111 Huntington Avenue
                           Boston, Massachusetts 02199
                                 (617) 239-0100

                         CALCULATION OF REGISTRATION FEE

                                                          PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
         TO BE REGISTERED              REGISTERED(1)          SHARE(2)             PRICE(3)         REGISTRATION FEE
---------------------------------    ----------------    ------------------   ------------------    ----------------
Class A Common Stock, $0.001
par value.......................     3,000,000 shares          $43.30            $129,900,000            $11,951

(1) Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of Lamar Class A common stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all such additional Class A common stock.

(2) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) and based upon the average of the high and low sale prices on May 20, 2002 as reported by the Nasdaq National Market.

(3) This Registration Statement registers an additional 3,000,000 shares issuable under the registrant's 1996 Equity Incentive Plan (the "Plan"). The registrant has previously registered 5,000,000 shares issuable under the Plan (Registration Statement Nos. 333-10337, 333-79571 and 333-37858).

STATEMENT REGARDING INCORPORATION BY REFERENCE FROM EFFECTIVE REGISTRATION STATEMENTS.

         Pursuant to Instruction E to Form S-8, the registrant incorporates by reference into this registration statement the contents of the registration statements it filed on Form S-8 with the SEC on August 16, 1996 (File No. 333-10337), May 28, 1999 (File No. 333-79571), as amended by Post-Effective Amendment No. 1 thereto filed with the SEC on July 19, 1999, and May 25, 2000 (File No. 333-37858), in their entirety, except as to items set forth below. The Form S-8 filed on August 16, 1996 relates to the registration of 2,000,000 shares of the registrant's Class A common stock, $0.001 par value per share authorized for issuance under the registrant's 1996 Equity Incentive Plan (the "Plan"); these 2,000,000 shares of Class A common stock currently represent 3,000,000 shares of Class A common stock after giving effect to a 3:2 stock split that became effective on February 27, 1998. The Forms S-8 filed on May 28, 1999 and May 25, 2000 each relate to the registration of 1,000,000 shares of the registrant's Class A common stock authorized for issuance under the Plan. This Registration Statement provides for the registration of an additional 3,000,000 shares of the registrant's Class A common stock authorized for issuance under the Plan.

ITEM 8. EXHIBITS.

         See Exhibit Index on page 5.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on this 23rd day of May 2002.

                                      LAMAR ADVERTISING COMPANY



                                      By:  /s/ Kevin P. Reilly, Jr.
                                         ---------------------------------------
                                           Kevin P. Reilly, Jr., Chairman,
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Lamar Advertising Company, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith
A. Istre, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 23rd day of May, 2002.

Signature                                                     Capacity
---------                                                     --------

/s/ Kevin P. Reilly, Jr.                        President, Chief Executive Officer
------------------------------------            (Principal Executive Officer) and Director
Kevin P. Reilly, Jr.

/s/ Keith A. Istre                              Chief Financial Officer
------------------------------------            (Principal Financial Officer and Principal
Keith A. Istre                                  Accounting Officer) and Director


/s/ Charles W. Lamar, III                       Director
------------------------------------
Charles W. Lamar, III

/s/ Gerald H. Marchand                          Director
------------------------------------
Gerald H. Marchand

/s/ Stephen P. Mumblow                          Director
------------------------------------
Stephen P. Mumblow

/s/ Sean E. Reilly                              Director
------------------------------------
Sean E. Reilly

/s/ Anna Reilly Cullinan                        Director
------------------------------------
Anna Reilly Cullinan

/s/ T. Everett Stewart, Jr.                     Director
------------------------------------
T. Everett Stewart, Jr.

/s/ John Maxwell Hamilton                       Director
------------------------------------
John Maxwell Hamilton

/s/ Thomas Reifenheiser                         Director
------------------------------------
Thomas Reifenheiser

                                  EXHIBIT INDEX

    EXHIBIT
    NUMBER                DESCRIPTION
    -------               -----------

      4.1         Certificate of Incorporation of Lamar New Holding Co.
                  Previously filed as exhibit 3.1 to the Company's Quarterly
                  Report on Form 10-Q for the period ended June 30, 1999 (File
                  No. 0-20833) filed on August 16, 1999 and incorporated herein by reference.

      4.2         Certificate of Amendment of Certificate of Incorporation of
                  Lamar New Holding Co. (whereby the name of Lamar New Holding
                  Co. was changed to Lamar Advertising Company). Previously filed as exhibit 3.2 to the Company's Quarterly Report on Form
                  10-Q for the period ended June 30, 1999 (File No. 0-20833) filed on August 16, 1999 and incorporated herein by reference.

      4.3         Certificate of Correction of Certificate of Incorporation of
                  Lamar Advertising Company. Previously filed as Exhibit 3.4 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2000 (File No. 0-30242) filed on November
                  14, 2000 and incorporated herein by reference.

      4.4 Amended and Restated Bylaws of the Company. Previously filed as exhibit 3.3 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1999 (File No. 0-20833) filed on August 16, 1999 and incorporated herein by reference.

      5 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder. Filed herewith.

      23.1        Consent of Palmer & Dodge LLP (contained in Exhibit 5).

      23.2        Consent of KPMG LLP, independent accountants. Filed herewith.

      24          Power of Attorney (included in the signature page hereto).